UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 5, 2015

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On February 5, 2015, Costco Wholesale Corporation (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC, Guggenheim Securities, LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriting Agreement”), for the public offering of $500 million aggregate principal amount of its 1.750% Senior Notes due February 15, 2020 (the “2020 Notes”) and $500 million aggregate principal amount of its 2.250% Senior Notes due August 15, 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Senior Notes”) under the Company’s Shelf Registration Statement on Form S-3 (File No. 333-185166).

The Senior Notes are to be issued under a First Supplemental Indenture dated as of March 20, 2002, between Costco and U.S. Bank National Association, as trustee, a supplement to a Senior Debt Securities Indenture dated as of October 26, 2001, between Costco and the trustee. The issuance and sale of the Senior Notes is expected to close on February 17, 2015.

A copy of the Underwriting Agreement and forms of the 2020 Notes and 2022 Notes are attached hereto as exhibits and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

Exhibit	Description

1.1

Underwriting Agreement, dated February 5, 2015, by and among the Company and J.P. Morgan Securities LLC, Guggenheim Securities, LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

4.1	Form of 1.750 % Senior Notes due February 15, 2020
4.2	Form of 2.250% Senior Notes due February 15, 2022
5.1	Opinion of Perkins Coie LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 11, 2015.

COSTCO WHOLESALE CORPORATION

By:	/s/ John C. Sullivan
John C. Sullivan
Vice President & Associate General Counsel

Exhibit Index

Exhibit	Description

1.1

Underwriting Agreement, dated February 5, 2015, by and among the Company and J.P. Morgan Securities LLC, Guggenheim Securities, LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

4.1	Form of 1.750 % Senior Notes due February 15, 2020
4.2	Form of 2.250% Senior Notes due February 15, 2022
5.1	Opinion of Perkins Coie LLP